UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2025

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2025, Avis Budget Group, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders and the voting results were as follows:

Proposal No. 1. Election of Directors. The six nominees named in the Company’s 2025 proxy statement were elected to serve a one-year term expiring in 2026 and until their successors are duly elected and qualified or until their earlier resignation or removal, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jagdeep Pahwa	28,273,551	316,339	16,255	2,818,406
Anu Hariharan	28,460,569	129,726	15,850	2,818,406
Bernardo Hees	28,275,432	314,899	15,814	2,818,406
Lynn Krominga	27,755,731	834,721	15,693	2,818,406
Glenn Lurie	28,452,200	138,135	15,810	2,818,406
Karthik Sarma	27,182,393	1,403,800	19,952	2,818,406

Proposal No. 2. Ratification of Appointment of Auditors. The proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2025 was ratified as follows:

Votes For	Votes Against	Abstentions
31,284,424	120,216	19,911

Proposal No. 3. Advisory Approval of the Compensation of our Named Executive Officers. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2025 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,284,299	283,090	38,756	2,818,406

Proposal No. 4. Approval of Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter. The proposal to approve the charter amendment to remove the supermajority vote requirement to make certain amendments to the charter was not approved, and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,951,562	1,634,166	20,417	2,818,406

Proposal No. 5. Approval of Charter Amendment to Revise the Vote Requirements for Certain By-law Amendments. The proposal to approve the charter amendment to revise the vote requirements for certain by-law amendments was not approved, and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,961,323	1,624,653	20,169	2,818,406

Proposal No. 6. Approval of Charter Amendment to Revise the Vote Requirement for Removal of Directors. The proposal to approve the charter amendment to revise the vote requirements for removal of directors was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,984,286	1,598,682	23,177	2,818,406

Proposal No. 7. Approval of Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders. The proposal to approve the charter amendment to revise the approval requirements related to certain business combinations and transactions involving interested shareholders was not approved, and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,970,943	1,612,945	22,257	2,818,406

Proposal No. 8. Approval of Charter Amendment to Allocate the Voting Privileges Over Charter Amendments Solely Affecting Holders of Preferred Stock. The proposal to approve the charter amendment to allocate the voting privileges over Charter amendments solely affecting holders of preferred stock was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,444,510	138,144	23,491	2,818,406

Proposal No. 9. Approval of Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments. The proposal to approve the charter amendment to provide for officer exculpation as permitted by Delaware law and make certain housekeeping amendments was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,040,649	5,541,867	23,629	2,818,406

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: May 19, 2025